                                                                   Exhibit 10.72

                            1ST ADDENDUM TO SUBLEASE

         THIS 1st Addendum to SUBLEASE (this "1st Addendum") is dated for reference purposes as of May 30, 2003, and is made by and between Family Life World Outreach a California non-profit corporation ("Sublessee"); and MTI Technology, a Delaware corporation ("Sublessor").

                                R E C I T A L S:

         This 1st Addendum is made with reference to the following facts:

         A. MTI Technology, Inc. a Delaware corporation called the ("Sublessor"), and Family Life World Outreach a California non-profit corporation called the ("Sublessee");, entered into that certain Sub-Lease Agreement, dated as of March 30, 2003 (the "SubLease") with respect to a portion of that certain one story office building located at 474 Potrero Drive, Sunnyvale California..

         B. Pursuant to the 1st Addendum, the Premises leased thereunder encompasses an additional 1000 square feet (a portion of the entire facility at 474 Potrero Avenue, Sunnyvale, which consists of approximately 22,000 + or - square feet per attached spaceplan exhibit "A".

         C. Sublessee wishes to sublease additional Premises. Sublessor wishes to sublease the additional Premises to Sublessee on the terms and conditions contained herein.

         Accordingly, in consideration of the mutual promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Term:

                  1.1 Term: The term (the "Term") of this Sublease shall be for a period commencing on June 1, 2003, and Sublessor has delivered possession of the Premises to Sublessee (the "Commencement Date"). The Term shall end, without notice, on June 15, 2006 (the "Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or unless the Master Lease is sooner terminated pursuant to its terms.

                  1.2 No Option to Extend: Sublessee hereby acknowledges that: (i) the expiration date of the Master Lease is June 15, 2006, (ii) Sublessor has no option whatsoever to extend the Term of the Master Lease, and
(iii) Sublessee must vacate the Premises fully and completely on or before June 15, 2006.


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         2.       Rent:

                  2.1 Base Rent: Sublessee shall pay to Sublessor the rent ("Base Rent") for the current and additional Premises in the following amounts:

          Months                       Amount
          ------                       ------
          1-12                       ($6,600.00)
          13-24                      ($7,100.00)
          25-36                      ($7,200.00)

         3. Deposit: Sublessee shall pay Sublessor an additional security deposit in the amount of $600.00 upon execution of this 1st Addendum agreement.

         4.       As-Is:

                  4.1 No Warranties: Sublessor has made no representations or warranties of any kind, whether express or implied, as to the condition of the Premises, the Building, the Complex or any other property, or the suitability of the Premises for Sublessee's activities. Sublessee acknowledges that prior to signing this Sublease, it has had the opportunity to inspect and research the Building and the Premises, and to contact the Master Lessor in order to independently satisfy itself as to the condition of same, including without limitation, the presence or absence of Hazardous Materials. Sublessee enters and agrees to use the Premises at its own risk, "as is", and subject to any defects (whether patent or latent, known or unknown). Sublessee waives and disclaims all warranties with respect to the Premises and the Building and the Complex, whether express or implied, and assumes the risk that its inspections and inquiry of the Master Lessor did not reveal adverse or unexpected conditions


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                  5.1      All other terms and conditions set forth in the
         Sublease dated March 30, 2003 shall remain in force and unchanged with the exception thereof outlined in this 1st Addendum.

         IN WITNESS WHEREOF, the parties have executed this 1st Addendum as of the day and year first above written.

SUBLESSEE:               Family Life World Outreach., a California corporation

                         By:
                               -------------------------------------

                               -------------------------------------
                         Its:
                               -------------------------------------


SUBLESSOR:               MTI Technology, a Delaware corporation

                         By:
                               -------------------------------------

                               -------------------------------------
                         Its:
                               -------------------------------------


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